EXHIBIT 99.1
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
OF FLAGSTAR BANCORP, INC.
(Section 111(b)(4) of the Emergency Economic Stabilization Act of 2008, as amended)
I, Joseph P. Campanelli, principal executive officer of Flagstar Bancorp, Inc., certify, based on my knowledge, that:
          (i) The compensation committee of Flagstar Bancorp, Inc. has discussed, reviewed, and evaluated with senior risk officers at least every six months during any part of the most recently completed fiscal year that was a TARP period, senior executive officer (SEO) compensation plans and employee compensation plans and the risks these plans pose to Flagstar Bancorp, Inc.;
          (ii) The compensation committee of Flagstar Bancorp, Inc. has identified and limited during any part of the most recently completed fiscal year that was a TARP period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Flagstar Bancorp, Inc. and has identified any features of the employee compensation plans that pose risks to Flagstar Bancorp, Inc. and has limited those features to ensure that Flagstar Bancorp, Inc. is not unnecessarily exposed to risks;
          (iii) The compensation committee has reviewed, at least every six months during any part of the most recently completed fiscal year that was a TARP period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Flagstar Bancorp, Inc. to enhance the compensation of an employee, and has limited any such features;
          (iv) The compensation committee of Flagstar Bancorp, Inc. will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;
          (v) The compensation committee of Flagstar Bancorp, Inc. will provide a narrative description of how it limited during any part of the most recently completed fiscal year that was a TARP period the features in
          (A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Flagstar Bancorp, Inc.;
          (B) Employee compensation plans that unnecessarily expose Flagstar Bancorp, Inc. to risks; and
          (C) Employee compensation plans that could encourage the manipulation of reported earnings of Flagstar Bancorp, Inc. to enhance the compensation of an employee;
          (vi) Flagstar Bancorp, Inc. has required that bonus payments to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;
          (vii) Flagstar Bancorp, Inc. has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;
          (viii) Flagstar Bancorp, Inc. has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during any part of the most recently completed fiscal year that was a TARP period;
          (ix) Flagstar Bancorp, Inc. and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, any part of the most recently completed fiscal year that was a TARP period; and any expenses that, pursuant to the policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;
          (x) Flagstar Bancorp, Inc. will permit a non-binding stockholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during any part of the most recently completed fiscal year that was a TARP period;
          (xi) Flagstar Bancorp, Inc. will disclose the amount, nature, and justification for the offering, during any part of the most recently completed fiscal year that was a TARP period, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);
          (xii) Flagstar Bancorp, Inc. will disclose whether Flagstar Bancorp, Inc., the board of directors of Flagstar Bancorp, Inc., or the compensation committee of Flagstar Bancorp, Inc. has engaged during any part of the most recently completed fiscal year that was a TARP period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;
          (xiii) Flagstar Bancorp, Inc. has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;
          (xiv) Flagstar Bancorp, Inc. has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Flagstar Bancorp, Inc. and Treasury, including any amendments;
          (xv) Flagstar Bancorp, Inc. has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and
          (xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example, 18 U.S.C. 1001.)

/s/ Joseph P. Campanelli
Joseph P. Campanelli
Chairman, President and Chief Executive Officer (principal executive officer)
Dated: March 15, 2011